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                                                                   EXHIBIT 10.17




                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

         This First Amendment to Employment Agreement (the "Amendment") is made and entered into as of this 11th day of November, 1996, by and between Allwaste, Inc., a Delaware corporation (the "Company"), and William L. Fiedler (the "Employee").

         WHEREAS, the Company and the Employee are parties to an Employment Agreement dated February 11, 1994 (the "Agreement") which is attached hereto as Addendum 1 and is incorporated herein in its entirety by reference, pursuant to which the Employee has performed certain services to the Company; and

         WHEREAS, the Company and the Employee desire to amend the Agreement as provided herein.

         NOW, THEREFORE, for and in consideration of the mutual covenants and promises and representations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged herein, the Company and the Employee agree as follows:

1. The following recitals are hereby added as a preface to the body of the Agreement:

                 The following statements are true and correct:

                          As of the date of this Agreement, the Company,
                 through its wholly-owned subsidiaries, is engaged in the business of providing industrial and environmental services.

                          The Employee is or will be employed by the Company in
                 a confidential relationship pursuant to which the Employee, in the course of his employment with the Company, will have access to and will become aware of and familiar with certain business, technical and other confidential information pertaining to the Company's specific manner of doing business and its future plans with respect thereto, including, without limitation, information relating to pricing, customers, suppliers, methods, techniques, processes, products, services and know-how of the Company (collectively, the "CONFIDENTIAL INFORMATION"), which Confidential Information has been or will be established by and maintained at great expense to the Company and is proprietary to and constitutes the trade secrets and valuable goodwill of the Company.

                          The Employee recognizes that the Company's business
                 is dependent on such Confidential Information and that disclosure of any of the Company's Confidential Information by the Employee would have a detrimental effect on the Company's


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                 business.  The protection of its Confidential Information is of critical importance to the Company.

                          The Company will sustain great loss and damage if,
                 during the term of this Agreement and for a period of two (2) years immediately following termination of this Agreement for any reason, the Employee should violate any provision of
                 Section 3 of this Agreement. The parties acknowledge that monetary damages for any such loss would be extremely difficult to measure.

2. Subparagraph 1(a) of the Agreement is hereby amended by deleting the subparagraph in its entirety and substituting the following in replacement thereof:

                          (a) EMPLOYMENT. The Company hereby employs Employee as its Vice President, General Counsel, Secretary and Corporate Compliance Officer. The Company's President or Board of Directors may request that the Employee serve in various capacities for the Company's subsidiaries; however, in connection with such service, the Employee shall not be requested to undertake duties and responsibilities that are substantially different than those assigned to the Employee as a result of his primary position with the Company or that are unreasonable (or inconsistent with those given to similarly-situated employees) considering the skills and expertise of the Employee and the condition of the Company. The Employee hereby accepts this employment under the terms and provisions herein contained and agrees to devote his full time, attention and efforts to promote and further the business and services of the Company. The Employee shall faithfully adhere to, execute and fulfill all policies (written and unwritten) established by the Company.

3. Section 2 of the Agreement is hereby amended by deleting the subparagraph in its entirety and substituting the following in replacement thereof:

                          (a) BASE SALARY. The base salary payable to the Employee under this Agreement shall be $145,000 per year, payable in equal bi-weekly installments or on any other periodic basis consistent with the Company's payroll procedures, which amount may be increased from time to time.

                          (b) ADDITIONAL COMPENSATION. The Employee is eligible to receive additional compensation from the Company as described below:

                                  (i)      The Employee shall be eligible to
                          participate in the Company's incentive bonus plan, deferred compensation plan and supplemental executive retirement plan, as each may be in effect from time to time.





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                                  (ii)     Subject to the rules and regulations
                          applicable thereto and to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to so participate, the Employee shall be entitled to participate in the Company's employee benefit programs.

                                  (iii)    The Employee shall be entitled to
                          receive stock option grants as and when authorized by the Compensation Committee of the Company's Board of Directors.

                                  (iv)     The Employee shall be entitled to
                          receive no less than three (3) weeks of vacation time per year.

                                  (v)      The Employee shall be entitled to
                          receive such other executive perquisites from the Company as are customary, including, without limitation, club membership dues and personal financial and tax planning and tax preparation services, together with reimbursement for all expenses reasonably incurred in the performance of his duties, subject to submission of appropriate documentation in accordance with the Company's expense reimbursement policy in effect from time to time.

4. Section 6 of the Agreement is hereby amended by deleting the subparagraph in its entirety and substituting the following in replacement thereof:

                 6. TERM; TERMINATION; COMPENSATION AND OTHER RIGHTS ON TERMINATION.

                 The term of this Agreement shall begin on the date of this Agreement and, unless terminated as herein provided, continue for a term of five (5) years and thereafter on a year-to-year basis on the same terms and conditions contained herein.

                 (a)      TERMINATION AS A RESULT OF THE EMPLOYEE'S DEATH.

                                  (1)  This Agreement will terminate
                          automatically on the death of the Employee.

                                  (2)  Compensation and Benefits. The Company
                          shall pay to the Employee's beneficiary an amount equal to accrued compensation owing to the Employee on the date of his death (including, without limitation, salary, pro rata bonus (if any and subject to the terms and conditions of any applicable





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                          bonus or incentive compensation plans), deferred
                          compensation and accrued vacation pay), together with applicable death benefits, if any. In accordance with the Company's Amended and Restated 1989 Replacement Non-Qualified Stock Option Plan (as the same may be amended from time to time, the "Option Plan"), the Employee's beneficiary shall be entitled to exercise all exercisable stock options held by the Employee as of the date of death until the earlier of
                          (i) the one-year period following the date of death or (ii) the date the option would otherwise expire.

                 (b)      TERMINATION BY THE COMPANY ON ACCOUNT OF DISABILITY.

                                  (1)  If, as a result of the Employee's
                          inability to perform his duties under this Agreement (with or without reasonable accomodation) because of illness, physical or mental disability, or other incapacity which continues for an uninterrupted period in excess of three (3) months or a cumulative period of six (6) months in any twelve (12) month period, and if, within thirty (30) days after the Company has given the Employee written notice of the Company's intention to terminate the Employee's employment hereunder as a result of such incapacity, the Employee shall not have returned to the full-time performance of his duties hereunder, then the Company may thereafter terminate the Employee's employment on account of "DISABILITY"; provided, however, such termination shall not by itself alter or impair the Employee's rights as a "disabled employee" or otherwise under any of the Company's employee benefit plans.

                                  (2)  Compensation and Benefits.  The Company
                          shall pay to the Employee an amount equal to accrued compensation owing to the Employee as of the date of termination (including, without limitation, salary, pro rata bonus (if any and subject to the terms and conditions of any applicable bonus or incentive compensation plans), deferred compensation and accrued vacation pay). Subject to approval by the Compensation Committee of the Company's Board of Directors, the Company shall cause all stock options held by the Employee to be regranted under the Company's 1992 Limited Non-Qualified Stock Option Plan (the "1992 Plan") so that such options continue to vest and remain exercisable for a period of twelve months following the date of termination. Whenever compensation is payable to the Employee hereunder during a period in which he is partially or totally disabled, and such Disability would (except for the provisions hereof) entitle the Employee to Disability income or salary continuation payments from the Company according to the terms of any plan or program presently maintained or hereafter established by





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                          the Company, the Disability income or salary
                          continuation paid to the Employee pursuant to any such plan or program shall be considered a portion of the payment to be made to the Employee pursuant to this Section 6(b)(2) and shall not be in addition hereto. If Disability income is payable directly to the Employee by an insurance company under the terms of an insurance policy paid for by the Company, the amounts paid to the Employee by such insurance company shall be considered a portion of the payment to be made to the Employee pursuant to this Section 6(b)(2) and shall not be in addition hereto.

                  (c)     TERMINATION BY THE COMPANY FOR CAUSE.

                                  (1)  The Company may at any time during the
                          term of this Agreement, in its sole discretion, terminate the Employee's employment with the Company for "Cause." For purposes of this Agreement, the following shall constitute "CAUSE": (1) the Employee willfully and continually fails to perform substantially the Employee's duties with the Company (other than any such failure resulting from the Employee's incapacity due to physical or mental illness), which failure continues unabated after a written demand for substantial performance is delivered to the Employee by the President or the Chairman of the Board that specifically identifies the manner in which the President or the Board believes that the Employee has not substantially performed the Employee's duties; (2) the Employee willfully engages in gross misconduct that is materially and demonstrably injurious to the Company; or (3) the Employee is convicted of a felony crime by a court of competent jurisdiction.

                                  For purposes of this Section 6(c), an act or
                          failure to act on the Employee's part shall be considered "willful" if done or omitted to be done by the Employee otherwise than in good faith and without reasonable belief that the Employee's action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated by the Company for Cause unless and until the Company shall have delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board, at a meeting of the Board called and held for the purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Employee was guilty of conduct set forth in clauses (a) or (b) of the second sentence of this
                          Section 6(c) and specifying the particulars thereof in reasonable detail.





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                                  (2)  Compensation and Benefits. The Company
                          shall pay to the Employee an amount equal to accrued compensation owing to the Employee as of the date of termination (including, salary and accrued vacation pay). In accordance with the Company's Option Plan, the Employee shall be entitled to exercise all exercisable stock options held by the Employee as of the date of termination until the expiration of the three-month period following such date of termination.

                 (d)      TERMINATION BY THE EMPLOYEE.

                                  (1)  At any time after the execution of this
                          Agreement, the Employee may elect to terminate this Agreement and the Employee's employment hereunder.

                                  (2) Compensation and Benefits. In the event the Employee terminates this Agreement for any reason, the Employee shall be entitled to receive an amount equal to accrued compensation owing to the Employee as of the date of termination (including, without limitation, salary, pro rata bonus (if any and subject to the terms and conditions of any applicable bonus or incentive compensation plans), deferred compensation and accrued vacation pay). In accordance with the Company's Option Plan, the Employee shall be entitled to exercise all exercisable stock options held by the Employee as of the date of termination until the expiration of the three-month period following such date of termination.

                 (e)      TERMINATION BY THE COMPANY FOR OTHER THAN CAUSE.

                                  (1)      At any time after the execution of
                          this Agreement, the Company may, without Cause, elect to terminate this Agreement and the Employee's employment hereunder; provided, however, that in the event that severance benefits are triggered by a Change in Control under any Executive Severance Agreement between the Company and the Employee, the compensation and benefits otherwise payable to the Employee under this Section 6(e) shall be null and void.

                                  (2)      Compensation and Benefits.  In the
                          event the Company elects to terminate this Agreement pursuant to this Section 6(e), the Employee shall be entitled to receive his base monthly salary for 12 months (the "Severance Period"), payable in accordance with the Company's customary payroll procedures, as severance. In addition, the Company





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                          shall pay to the Employee an amount equal to accrued
                          compensation owing to the Employee as of the date of termination (including, without limitation, salary, pro rata bonus (if any and subject to the terms and conditions of any applicable bonus or incentive compensation plans), deferred compensation and accrued vacation pay). Subject to the approval of the Compensation Committee, the Company shall cause all stock options held by the Employee to be regranted under the Company's 1992 Limited Non-Qualified Stock Option Plan (the "1992 Plan") so that such options continue to vest and shall remain exercisable until three months following the earlier of the date of final vesting of any such option grant or the final date of the Severance Period. The Company shall also pay to the Employee an amount equal to (a) the amount of the monthly premium payment to continue coverage for the Employee and the Employee's eligible dependents under the Company's health insurance plan under COBRA, multiplied by (b) 12 months. Further, the Employee shall be credited with an additional 12 months of service credit under the Company's Supplemental Executive Retirement Plan (the "SERP").

                 (f)      SURVIVING OBLIGATIONS FOLLOWING TERMINATION.

                                  (1)      In the event of termination of this
                          Agreement for any reason provided in this Section 6 herein or if Employee resigns prior to the expiration of the term of this Agreement, all rights and obligations of the Company and the Employee under this Agreement shall cease immediately, except that Employee's obligations under Sections 3, 4, 5 and 7 herein shall survive such termination, and except as otherwise provided in this Section 6, the Employee shall thereafter have no right to receive any compensation hereunder.

5.       The following Section 13 shall be added to the Agreement as follows:

         13.     ASSIGNMENT; BINDING EFFECT.

                          The Employee understands that he has been selected
                 for employment by the Company on the basis of his personal qualifications, experience and skills. The Employee, therefore, agrees that he cannot assign his rights and obligations hereunder or delegate his duties hereunder. Subject to the preceding two sentences, this Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, successors and assigns. It is further understood and agreed that the Company may be merged or consolidated with another entity





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                 and that any such entity shall automatically succeed to the rights, powers and responsibilities of the Company hereunder.

6. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

7. The Agreement, as amended by this Amendment, supersedes any and all other agreements, either oral or in writing, between Company and the Employee with respect to the employment of the Employee by the Company and contains all of the representations, covenants and agreements between the Company and the Employee with respect to such employment. The Agreement, as amended hereby, may not be later modified except by a further writing signed by the Company and the Employee, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

8. Except as modified by this Amendment, all other terms of the Agreement shall continue in full force and effect without modification.

         IN WITNESS WHEREOF, the parties have executed this First Amendment to Employment Agreement in duplicate originals, effective as of November 11, 1996.


                            ALLWASTE, INC.

                            By:     /s/ Robert M. Chiste
                               -------------------------------------------
                                    Robert M. Chiste
                                    President and Chief Executive Officer


                            WILLIAM L. FIEDLER


                                    /s/ William L. Fiedler
                            ----------------------------------------------
                            William L. Fiedler





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